UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

OXY Transaction

On December 17, 2007, Plains Exploration & Production Company (“PXP” or the “Company”) issued a press release announcing that it and certain of its subsidiaries have entered into a definitive purchase and sale agreement with a subsidiary of Occidental Petroleum Corporation (“OXY”) to sell:

•

50% of PXP’s working interests in oil and gas properties located in the Permian Basin, West Texas and New Mexico (the “Permian Assets”), to Oxy and retain a 50% working interest in these properties. Oxy will be the operator of all the assets currently operated by PXP applying its CO2 expertise to enhance future development and production growth; and

•

50% of PXP’s working interests in oil and gas properties located in the Piceance Basin in Colorado (the “Piceance Assets, and together with the Permian Assets, the “Assets”) to Oxy and retain a 50% working interest in these properties. PXP will remain the operator and expects to deliver multi-year production growth.

Purchase and Sale Agreement

The Purchase and Sale Agreement dated as of December 14, 2007, and effective as of January 1, 2008 (the “OXY Sale Agreement”), by and among PXP, Plains Resources Inc., PXP Hell’s Gulch LLC, PXP East Plateau LLC, PXP Brush Creek LLC, PXP Piceance LLC, Pogo Producing Company LLC, Pogo Panhandle 2004 LP and Latigo Petroleum Texas, LP and OXY USA Inc., contemplates a sale of the Assets for $1.55 billion in cash.

The OXY Sale Agreement contains customary and other closing conditions that, if not satisfied or waived, would result in the sale not occurring. These conditions include, among others:

•	continued accuracy of the representations and warranties of the parties to the OXY Sale Agreement;

•	performance by each party of its obligations under the OXY Sale Agreement;

•	absence of any suits, actions or other proceedings to the effect that the transaction may not be consummated as described in the OXY Sale Agreement;

•	the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired or been terminated;

•	release of certain liens on the properties; and

•	receipt of all material consents to such transaction.

The OXY Sale Agreement contains customary indemnity obligations with respect to losses relating to, among other things, breaches of representations or warranties, breaches or non-fulfillment of covenants, the offsite disposal of hazardous materials, taxes, hedging contracts and debt instruments. Certain of these indemnification obligations are subject to minimum claim amounts, deductibles and caps. In addition, in conjunction with the sale of the Assets, PXP and Brown PXP Properties, LLC will grant to OXY a right of first refusal to purchase their oil and gas properties, on a field wide basis, in the Packard, San Vicente, Inglewood, Las Cienegas and Montebello Fields within the Los Angeles Basin.

The OXY Sale Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transaction described therein, the OXY Sale Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the OXY Sale Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to that agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. Those representations and warranties may have been made to allocate risks among the parties to the OXY Sale Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in schedules and exhibits that the parties exchanged in connection with signing the OXY Sale Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the OXY Sale Agreement and are modified in important part by the underlying schedules and exhibits. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the OXY Sale Agreement, which subsequent information may or may not be fully reflected in PXP’s or OXY’s public disclosures.

The foregoing description of the OXY Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the OXY Sale Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

XTO Transaction

On December 17, 2007, PXP issued a press release announcing that it and certain of its subsidiaries have entered into a definitive purchase and sale agreement with XTO Energy Inc. (“XTO”) to sell PXP’s interests in oil and gas properties located in the San Juan Basin in New Mexico and in the Barnett Shale in Texas for $180 million in cash and XTO’s 50% working interest in the Big Mac prospect.

Purchase and Sale Agreement

The Purchase and Sale Agreement dated as of December 14, 2007, and effective as of January 1, 2008 (the “XTO Sale Agreement”), by and among Pogo Producing Company LLC, Pogo Producing (San Juan) Company, and Pogo Partners, Inc. and XTO, contemplates a sale of PXP’s interests in oil and gas properties located in the San Juan Basin in New Mexico and in the Barnett Shale in Texas for $180 million in cash and XTO’s 50% working interest in the Big Mac 3-D prospect area located on the Texas Gulf Coast.

The XTO Sale Agreement contains customary and other closing conditions that, if not satisfied or waived, would result in the sale not occurring. These conditions include, among others:

•	continued accuracy of the representations and warranties of the parties to the XTO Sale Agreement;

•	performance by each party of its obligations under the XTO Sale Agreement;

•	absence of any suits, actions or other proceedings to the effect that the transaction may not be consummated as described in the XTO Sale Agreement;

•	release of certain liens on the properties; and

•	receipt of all material consents to such transaction.

The XTO Sale Agreement contains customary indemnity obligations with respect to losses relating to, among other things, breaches of representations or warranties, breaches or non-fulfillment of covenants, the offsite disposal of hazardous materials, taxes, hedging contracts and debt instruments. Certain of these indemnification obligations are subject to minimum claim amounts, deductibles and caps.

The XTO Sale Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transaction described therein, the XTO Sale

Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the XTO Sale Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to that agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. Those representations and warranties may have been made to allocate risks among the parties to the XTO Sale Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in schedules and exhibits that the parties exchanged in connection with signing the XTO Sale Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the XTO Sale Agreement and are modified in important part by the underlying schedules and exhibits. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the XTO Sale Agreement, which subsequent information may or may not be fully reflected in PXP’s or XTO’s public disclosures.

The foregoing description of the XTO Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the XTO Sale Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On December 17, 2007, PXP issued a press release announcing the entry into definitive purchase and sale agreements for $1.75 billion of property divestitures, board authorization of a $1.0 billion share repurchase program, its 2008 capital budget, and full year guidance for 2008. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Pursuant to Item 7.01, PXP is furnishing its operating and financial guidance for the year ended December 31, 2008.

Statement Regarding Forward-Looking Statements

This Report on Form 8-K includes forward-looking information regarding PXP that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “will”, “would”, “should”, “plans”, “likely”, “expects”, “anticipates”, “intends”, “believes”, “estimates”, “thinks”, “may”, and similar expressions, are forward-looking statements. Although we believe that our expectations are based on reasonable assumptions, there are risks, uncertainties and other factors that could cause actual results to be materially different from those in the forward-looking statements. These factors include, among other things:

•	completion of the proposed transactions;

•	uncertainties inherent in the development and production of oil and gas and in estimating reserves;

•	unexpected difficulties in integrating our operations as a result of any significant acquisitions, including Pogo Producing Company;

•	unexpected future capital expenditures (including the amount and nature thereof);

•	impact of oil and gas price fluctuations, including the impact on our earnings as a result of our derivative positions;

•

the effects of our indebtedness, which could adversely restrict our ability to operate, could make us vulnerable to general adverse economic and industry conditions, could place us at a competitive disadvantage compared to our competitors that have less debt, and could have other adverse consequences;

•	the effects of competition;

•	the success of our risk management activities;

•	the availability (or lack thereof) of acquisition or combination opportunities;

•	the impact of current and future laws and governmental regulations;

•	environmental liabilities that are not covered by an effective indemnity or insurance; and

•	general economic, market, industry or business conditions.

All forward-looking statements in this report are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except for any obligation to disclose material information under the Federal securities laws, we do not intend to update these forward-looking statements and information. See Item 1A. – “Risk Factors” and Item 7. – “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Factors That May Affect Future Results” in our Annual Report on Form 10-K for the year ended December 31, 2006 for additional discussions of risks and uncertainties.

2008 Capital Budget

PXP’s Board of Directors approved the 2008 capital budget of $1.15 billion, including capitalized interest and general and administrative expenses. The capital plan supports PXP’s diversified growth strategy by funding drilling programs in each of its key asset areas. PXP expects to fund capital expenditures from internal cash flow. Approximately 65% is expected to be allocated to production and development activities in the California, Rockies, Texas and Gulf of Mexico asset areas. Approximately 25% is intended for exploration projects primarily in the Gulf of Mexico, onshore Gulf Coast and Panhandle area of Texas and the remaining 10% for California real estate development and capitalized interest and G&A.

Of PXP’s development spending, approximately 30% is allocated to the California oil fields located in the Los Angeles, the San Joaquin and the Santa Maria Basins. The Rockies, which includes the Piceance Basin and the Madden Field, represents approximately 15% while Texas, which primarily includes the Panhandle Ranches, the non-operated interests in the Permian Basin and the South Texas asset areas, represents approximately 25%. The remaining development budget is allocated to the delineation of our significant 2007 Gulf of Mexico exploratory discoveries, Flatrock and Friesian.

Based on the exploration success PXP has had in the Gulf of Mexico, the Company intends to continue focusing its exploration expertise in this area by participating in several Gulf of Mexico deepwater prospects during 2008. Up to approximately 80% of the exploration budget is allocated to the Gulf of Mexico. The remaining 20% is allocated to several exploratory wells in the Gulf Coast onshore 3-D areas and the Panhandle area of Texas.

Disclosure of Full Year 2008 Estimates

The following table and accompanying notes reflect current estimates of certain results for the full year 2008 for PXP. These estimates are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and our future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those in the following table and accompanying notes, including but not limited to the factors discussed above. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in our filings with the Securities and Exchange Commission, and we encourage you to review such filings.

Plains Exploration & Production Company

Full Year 2008 Operating and Financial Guidance

	Year Ended December 31, 2008
Production Volumes (MBOE/day)
Production volumes sold	88.0	-	92.0
% Oil	60%
% Gas	40%

Price Realization % Index (Unhedged)
Oil - NYMEX	87%	-	89%
Gas - Henry Hub	86%	-	88%

Production Costs per BOE
Lease operating expense	$8.65	-	$9.00
Steam gas costs (1)	$3.25	-	$3.50
Electricity	$1.20	-	$1.40
Production and ad valorem taxes	$2.75	-	$2.95
Gathering and transportation	$0.75	-	$0.85

Depreciation, Depletion and Amortization per BOE (2)

General and administrative expenses ($/millions)
Cash (3)	$97	-	$102
Stock based compensation (4)	$55	-	$60

Interest Expense
Average revolver balance	30 Day LIBOR + 1.50%
$500 Million Senior Notes	7%
$600 Million Senior Notes	7.75%
Effective Tax Rate (5)	40%	-	43%
Weighted Average Equivalent shares outstanding (in thousands)
Basic	113,000
Diluted	115,000
Capital Expenditures ($/millions)	$1,100	-	$1,200
Derivative Instruments
Crude Oil Put Options
Bbls / day	42,000
Floor	$55.00
Option premium and interest ($/millions)	$58.00
Crude Oil Collars
Bbls / day	2,500
Ceiling	$80.13
Floor	$60.00
Natural Gas Collars
Mcf / day	15,000
Ceiling	$12.11
Floor	$8.00

(1)	Steam gas costs assume a base SoCal Border index price of $6.40 per MMBtu. The purchased volumes are anticipated to be 41,000 - 44,000 MMBtu per day.
(2)	Will provide at the time we report year-end reserves.
(3)	Does not include merger related and transition costs.
(4)	Based on current outstanding and projected awards and current stock price.
(5)	Assuming a range of oil prices between $75 and $90 per barrel, current tax is expected to range between $160 million and $235 million, a majority of which is related to the announced property sales.

The information presented herein under Item Item 7.01 shall not be deemed “filed” under the Securities Exchange Act 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

Stock Repurchase Program

On December 17, 2007 PXP announced that its Board of Directors has authorized a stock repurchase program permitting PXP to repurchase up to $1.0 billion of its common stock, replacing the previous $500 million authorization that had approximately $158 million remaining. The shares will be repurchased from time to time in open market transactions or privately negotiated transactions at PXP’s discretion, subject to market conditions and other factors.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibit 10.1	Purchase and Sale Agreement dated December 14, 2007, by and among Plains Exploration & Production Company, Plains Resources Inc., PXP Hell’s Gulch LLC, PXP East Plateau LLC, PXP Brush Creek LLC, PXP Piceance LLC, Pogo Producing Company LLC, Pogo Panhandle 2004 LP and Latigo Petroleum Texas, LP and OXY USA Inc.

	Exhibit 10.2	Purchase and Sale Agreement dated December 14, 2007, by and among Pogo Producing Company LLC, Pogo Producing (San Juan) Company, and Pogo Partners, Inc. and XTO Energy Inc.

	Exhibit 99.1	Plains Exploration & Production Company press release dated December 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: December 17, 2007	/s/ Cynthia A. Feeback
Cynthia A. Feeback
Vice President—Accounting, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit 10.1	Purchase and Sale Agreement dated December 14, 2007, by and among Plains Exploration & Production Company, Plains Resources Inc., PXP Hell’s Gulch LLC, PXP East Plateau LLC, PXP Brush Creek LLC, PXP Piceance LLC, Pogo Producing Company LLC, Pogo Panhandle 2004 LP and Latigo Petroleum Texas, LP and OXY USA Inc.

Exhibit 10.2	Purchase and Sale Agreement dated December 14, 2007, by and among Pogo Producing Company LLC, Pogo Producing (San Juan) Company, and Pogo Partners, Inc. and XTO Energy Inc.

Exhibit 99.1	Plains Exploration & Production Company press release dated December 17, 2007.